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                                                                 Exhibit 12


                FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

          FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of January 7, 1997 (this "First Amendment"), among AON CORPORATION, a Delaware corporation ("Parent"), SUBSIDIARY CORPORATION, INC., a Maryland corporation and a wholly-owned subsidiary of Parent ("Sub"), and ALEXANDER & ALEXANDER SERVICES INC., a Maryland corporation (the "Company").

                             W I T N E S S E T H:
                             -------------------

          WHEREAS, Parent, Sub and the Company have entered into that certain Agreement and Plan of Merger, dated as of December 11, 1996 (the "Merger Agreement"), providing for the merger of Sub and the Company upon the terms and subject to the conditions contained therein; and

          WHEREAS, Parent, Sub and the Company desire to amend the Merger Agreement in certain respects in accordance with Section 9.3 thereof.

          NOW, THEREFORE, in consideration of the premises and of the agreements herein contained, the parties hereto agree as follows:

          1. Section 3.1 of the Merger Agreement is hereby amended by deleting clause (e) thereof in its entirety and substituting therefor the following:

          "(e) Shares of Series A Convertible Preferred Stock. The holder of each share of Series A Convertible Preferred Stock (as defined in Section 4.3) shall have the right to convert such share only into cash in the amount equal to the sum of (i) $52.54 and (ii) the amount per share of dividends accrued and unpaid with respect to the Series A Convertible Preferred Stock as of the day immediately preceding the date of purchase of Shares pursuant to the Offer."

          2. Section 4.3 of the Merger Agreement is hereby amended by deleting the last sentence of the first paragraph amended by deleting the last sentence of the first paragraph thereof in its entirety and substituting therefor the following:

     "Following the consummation of the Merger, each share of Series A Convertible Preferred Stock shall cease to be convertible at the option of a holder into shares of Common Stock but will, at the option of a holder, be convertible solely into cash in the amount equal to the sum of (i)
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     $52.54 (assuming the purchase of Shares pursuant to the Offer is effected prior to March 22, 1997) and (ii) the amount per share of dividends accrued and unpaid with respect to the Series A Convertible Preferred Stock as of the day immediately preceding the date of purchase of Shares pursuant to the Offer."

          3. The Merger Agreement, as amended by this First Amendment, shall remain in full force and effect in accordance with its terms. This First Amendment may be executed in one or more counterparts.




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     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this First amendment to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                            AON CORPORATION


                                            By: /s/  Raymond I. Skilling
                                               ----------------------------
                                               Name: Raymond I. Skilling

Attest:

/s/ Cheryl L. Killmer
--------------------------
Name: Cheryl L. Killmer

                                            SUBSIDIARY CORPORATION, INC.


                                            By:/s/ Raymond I. Skilling
                                               ----------------------------
                                               Name: Raymond I. Skilling

Attest:

/s/ Cheryl L. Killmer
--------------------------
Name: Cheryl L. Killmer


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                                            ALEXANDER & ALEXANDER SERVICES INC.



                                            By: /s/ Edward F. Kosnik
                                               ----------------------------
                                               Name: Edward F. Kosnik


Attest:

/s/ Stephen H. Meyers
--------------------------
Name: Stephen H. Meyers




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